SECURITIES AND EXCHANGE COMMINSION

                             Washington, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                                  May 19, 2000
                Date of Report (Date of earliest event reported)

                            FIDELITY HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                Nevada            000-29182         11-3292094
             (State or other       (Commision        (IRS Employer
              juridiction of       File Numbler)   Identification No.)
              incorporation)

                 80-02 Kew Gardens Road, Kew Gardens, NY 11415
              (Address of principal executive offices) (Zip Code)

       (Registrant's telephone number, including area code): 718/520-6500

                           PART II. OTHER INFORMATION

Item 5. Other Events

            We have been advised by our President and Chief Executive Officer, Mr. Doron Cohen, that between May 4, 2000 and May 16, 2000, Mr Cohen incurred margin calls on shares of our common stock that Mr. Cohen owned. Altogether, 2,612,750 of Mr. Cohen's shares were sold at an average price of $2.53 per share. All such sales were made pursuant to margin calls with four brokerage firms on his holdings of our common stock, as follows:

      1.    May 4, 9, 11, 2000: 470,5000 shares at average price of $2.86

      2.    May 11, 2000: 600,000 sahres at average price of $2.12

      3.    May 12, 15, 16, 2000: 66,8000 shares at average price of $3.68

      4.    (i) May 4, 9, 10, 2000: 370,000 shares at average price of $3.40

            (ii) May 11, 2000: 1,105,450 shares at average price $2.25

            After such sales, Mr. Cohen no longer had any margin liability.

            Additionally, in accordance with our announced stock buyback plan, open market purchases of our common stock commenced May 16, 2000, following the above-mentioned margin sales.

                                   SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FIDELITY HOLDINGS, INC.
                                    (Registrant)


                                    /s/ Doron Cohen
                                    ----------------------------------------
                                    Doron Cohen, President and Chief
                                    Executive Officer


Dated: May 19, 2000